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                                                                EXHIBIT 10.18



                                                                CONFORMED COPY


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                              BRIDGE LOAN AGREEMENT

                            Dated as of July 7, 2000,

                                      among

                           KING PHARMACEUTICALS, INC.,

                            THE LENDERS NAMED HEREIN,

                                       and

                           CREDIT SUISSE FIRST BOSTON,

                 as Sole Lead Arranger and Administrative Agent



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                                                           [CS&M No. 2163-429]


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                                TABLE OF CONTENTS


                                                                             Page
                                                                             ----

                                    ARTICLE I

                                  Definitions
SECTION 1.01.  Defined Terms...................................................1
SECTION 1.02.  Terms Generally.................................................5

                                   ARTICLE II

                                  The Credits

SECTION 2.01.  Loans...........................................................6
SECTION 2.02.  Request for Borrowings..........................................6
SECTION 2.03.  Funding of Borrowings...........................................6
SECTION 2.04.  Evidence of Debt................................................7
SECTION 2.05.  Fees............................................................7
SECTION 2.06.  Interest on Loans...............................................8
SECTION 2.07.  Default Interest................................................8
SECTION 2.08.  Alternate Rate of Interest......................................8
SECTION 2.09.  Final Maturity; Offer to Exchange...............................8
SECTION 2.10.  Prepayment......................................................9
SECTION 2.11.  Reserve Requirements; Change in Circumstances...................9
SECTION 2.12.  Indemnity......................................................10
SECTION 2.13.  Pro Rata Treatment.............................................10
SECTION 2.14.  Sharing of Setoffs.............................................10
SECTION 2.15.  Payments.......................................................11
SECTION 2.16.  Taxes..........................................................11

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.  Organization; Powers...........................................12
SECTION 3.02.  Authorization..................................................12
SECTION 3.03.  Enforceability.................................................13
SECTION 3.04.  Governmental Approvals.........................................13
SECTION 3.05.  Federal Reserve Regulations....................................13
SECTION 3.06.  Use of Proceeds................................................13
SECTION 3.07.  Representations in Existing Credit Agreement...................13
SECTION 3.08.  Subsidiary Guarantors..........................................13




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


                                   ARTICLE IV

                                   Conditions
SECTION 4.01.  Closing........................................................13

                                    ARTICLE V

                           Incorporation by Reference

                                   ARTICLE VI

                            The Administrative Agent

                                   ARTICLE VII

                                  Miscellaneous

SECTION 7.01.  Notices........................................................17
SECTION 7.02.  Survival of Agreement..........................................17
SECTION 7.03.  Binding Effect.................................................17
SECTION 7.04.  Successors and Assigns.........................................17
SECTION 7.05.  Expenses; Indemnity............................................20
SECTION 7.06   Right of Setoff; Waiver by Borrower............................20
SECTION 7.07   Applicable Law.................................................21
SECTION 7.08   Waivers; Amendment.............................................21
SECTION 7.09.  Interest Rate Limitation.......................................21
SECTION 7.10.  Entire Agreement...............................................22
SECTION 7.11.  Waiver of Jury Trial...........................................22
SECTION 7.12.  Severability...................................................22
SECTION 7.13.  Counterparts...................................................22
SECTION 7.14.  Headings.......................................................22
SECTION 7.15.  Jurisdiction...................................................22
SECTION 7.16.  Confidentiality................................................23


Schedule 1.01     Commitments



                                      -ii-

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                         BRIDGE LOAN AGREEMENT dated as of July 7, 2000, among
                    KING PHARMACEUTICALS, INC., a Tennessee corporation (the "Borrower"), the Lenders (as defined in Article I), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York Branch, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

          The Borrower has requested that the Lenders provide up to $50,000,000 of Loans to the Borrower which, subject to certain conditions set forth herein, will convert into a like principal amount of the Borrower's Senior Subordinated Notes Due 2009 on the Bridge Termination Date. The Loans will be used for general corporate purposes. The Lenders are willing to make Loans to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "Adjusted LIBO Rate" shall mean, with respect to any Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day minus 1% and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender or Lenders and an assignee in a form approved by the Administrative Agent.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrowing" shall mean a group of Loans made on a single date.

     "Bridge Termination Date" means January 8, 2001.

     "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City, New York are authorized or required by law to close; provided, however, that when used in connection with a Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Closing Date" shall mean July 7, 2000.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans to the Borrower hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 7.04. The initial amount of each Lender's Commitment is set forth on Schedule 1.01 hereto, and the initial aggregate amount of the Lenders' Commitments is $50,000,000.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Default" has the meaning assigned to such term in the Existing Indenture.

     "dollars" or "$" shall mean lawful money of the United States of America.

     "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

     "Exchange Notes" shall mean the Senior Subordinated Notes Due 2009 yielding 10-3/4% of the Borrower, in a form and on terms substantially identical to those of the Existing Notes on and after the Bridge Termination Date.

     "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located (provided, however, that no Lender or any other recipient shall be deemed to be located in any jurisdiction solely as a result of receiving any payments under, or taking any other action related to, any loan under this or any other agreement), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to
Section 2.16(a) or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

     "Existing Credit Agreement" means the Credit Agreement dated as of February 27, 1998, as amended and restated as of December 22, 1998, among the Company, certain of its Subsidiaries, the lenders referred to therein, Credit Suisse First Boston, as Administrative Agent, and First Union National Bank and NationsBank N.A., as Syndication Agents, together with the



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related documents thereto (including any guarantees and security documents), as further amended from time to time.

     "Existing Indenture" means the Indenture dated as of March 3, 1999 among the Borrower, certain subsidiary guarantors party thereto and Union Planters Bank, N.A., as trustee.

     "Existing Notes" shall mean the Borrower's existing 10-3/4% Senior Subordinated Notes Due 2009, issued under the Existing Indenture.

     "Existing Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of February 26, 1999, among the Borrower, Credit Suisse First Boston Corporation, First Union Capital Markets Corp. and Nationsbanc Montgomery Securities LLC relating to the Existing Notes.

     "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fees" shall have the meaning ascribed thereto in Section 2.05.

     "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

     "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

     "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Guarantors" shall mean each domestic Subsidiary on the date hereof, and each other Subsidiary that becomes party to this Agreement as a Guarantor, and the permitted successors and assigns of each such person.

     "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

     "Indemnitee" is defined in Section 7.05(b).

     "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

     "Interest Period" shall mean, with respect to any Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would





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fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest
Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Lenders" shall mean (a) the Lenders set forth on the signature pages hereto and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

     "LIBO Rate" shall mean, with respect to any Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates) for a period equal to such Interest Period, provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent equal to the average of the rates per annum (rounded upwards, if necessary, to the next 1/16 of 1%) at which deposits in dollars are offered for such Interest Period by two major banks selected by the Administrative Agent in the London interbank market in London, England at approximately 11:00 a.m., London time, on the date which is two Business Days prior to the beginning of such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of an amount equal to the applicable Loans and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

     "Margin Stock" is defined in Regulation U.

     "Obligations" shall mean the due and punctual payment of the principal of and interest on each Loan and interest accrued thereon and all Fees and all other expenses or amounts payable hereunder when and as due, whether at maturity, by acceleration, by prepayment or otherwise, and the full and punctual performance of all other obligations of the Borrower and the Guarantors under this Agreement.

     "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City, New York; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.




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     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Fund" shall mean, with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Required Lenders" shall mean Lenders having Commitments and outstanding Loans representing a majority in principal amount of the aggregate Commitments and outstanding Loans.

     "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" shall mean any subsidiary of the Borrower.

     "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Transactions" is defined in Section 3.02.

     SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time;




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provided, however, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. All computations required to be made hereunder to demonstrate pro forma compliance with any covenant after giving effect to any acquisition, investment, sale, disposition or similar event shall reflect on a pro forma basis such event and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, but shall not take into account any projected synergies or similar benefits expected to be realized as a result of such event.

                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Loans. (a) On the terms, subject to the conditions and in reliance upon the representations and warranties of the Borrower herein set forth, the Lenders agree to make Loans to the Borrower from time to time during the period from the date hereof to but excluding the Bridge Termination Date in an aggregate amount not to exceed $50,000,000. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder. Amounts paid or prepaid with respect to Loans may not be reborrowed.

                  (b) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. Each Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 or an amount equal to the entire unused balance of the Commitments. Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lenders to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  SECTION 2.02. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (except that the Borrower may request a Borrowing for the date hereof not later than 11:00 a.m. on the date hereof). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form attached hereto as Exhibit A and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business Day; and

                  (iii) the location and number of the Borrower's account to which funds are to be disbursed.

                  SECTION 2.03. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available




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

funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Loan (provided, however, that any such payment by the Borrower will not constitute a repayment for purposes of the last sentence of Section 2.01(a)). If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.04. Evidence of Debt. (a) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

                  (b) The entries made in the accounts maintained pursuant to paragraph (a) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with their terms.

                  (c) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 7.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

                  SECTION 2.05. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee of 0.75% per annum on the average daily amount of the unused Commitment of such Lender during the preceding calendar quarter, from and including the date hereof to the Bridge Termination Date or any earlier date on which the Commitments shall be terminated. The commitment fees will be payable on the last Business Day of each calendar quarter, on the Bridge Termination Date and on any earlier date on which the Commitments shall be terminated.

                  (b) The Borrower agrees to pay the underwriting and other fees set forth in the Fee Letter between the Borrower and the Administrative Agent dated the date hereof.




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


                  SECTION 2.06. Interest Period Elections. Each Borrowing shall have an initial Interest Period as specified in the applicable Borrowing Request. At the end of each Interest Period for a Borrowing, the Borrower shall notify the Administrative Agent of the next Interest Period to be in effect for such Borrowing by the time that a Borrowing Request would be required under
Section 2.02. Each such request shall be irrevocable. If the Borrower shall not have timely specified an Interest Period for any Borrowing, then it will be deemed to have selected an Interest Period of one month's duration.

                  SECTION 2.07. Interest on Loans. (a) The Loans comprising each Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 4.25% per annum.

                  (b) If any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the Alternate Base Rate.

                  (c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (d) All interest hereunder shall be computed on the basis of a year of 360 days. The applicable Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.08. Alternate Rate of Interest. In the event and on each occasion that on the day two Business Days prior to the commencement of any Interest Period for a Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not exceed the cost to any Lender of making or maintaining its Loan, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any affected Borrowing shall bear interest at the Alternative Base Rate. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.09. Final Maturity; Offer to Exchange. (a) The Loans will mature and be due and payable, together with all accrued and unpaid interest thereon, on the Bridge Termination Date; provided that if on the Bridge Termination Date the Existing Credit Agreement shall remain in effect and shall not have been amended to permit Indebtedness of the Borrower in the amount and on the terms of the Loans and with a maturity on the Bridge Termination Date to be outstanding and to be repaid on such date, then the Loans will not mature on the Bridge Termination Date but will instead automatically convert on such date into Exchange Notes of an equal principal amount. The terms of the Exchange Notes will be identical to those of the Existing Notes as in effect from the Bridge Termination Date until the maturity of the Existing Notes, as such terms are set forth in the Existing Indenture and the other instruments and agreements executed in connection with the Existing Notes. The Exchange Notes will be evidenced by instruments, and issued under an indenture, prepared by counsel for the Administrative Agent and substantially identical to the instruments evidencing the Existing Notes and the Existing Indenture, with such changes as may be appropriate for such instruments and such indenture to refer to, evidence and govern the Exchange Notes. The holders of the Exchange Notes will also have the benefit of registration rights (including the right to registration by means of an offer to exchange registered securities) identical to those granted to the initial purchasers of the Existing Notes. Such registration rights will be set forth in an agreement which shall be prepared by counsel for the Administrative Agent and substantially identical to the Existing Registration Rights Agreement, with such changes as shall be appropriate to make such rights applicable to the Exchange Notes and the holders thereof. The Borrower agrees to execute and deliver the instruments and documents referred to in this paragraph on the Bridge Termination Date unless the Loans shall be, or shall have been, repaid or prepaid in accordance with the provisions hereof.

                  (b) The Borrower will use its best efforts, at the time of the exchange referred to in paragraph (a) above, to cause the holders of the Existing Notes to exchange such Notes for notes identical to, and having the same CUSIP number as, the Exchange Notes and governed by the same indenture as the Exchange Notes.

                  SECTION 2.10. Prepayment. The Borrower may at any time and from time to time prepay Borrowings in whole or in part, subject to Section 2.09; provided that no such prepayment shall be made that would be prohibited by the Existing Credit Agreement. Partial prepayments shall be in an aggregate principal amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or equal to the entire remaining aggregate unpaid principal amount of the Borrowings. Prepayments shall be applied ratably to the Loans comprising the affected Borrowings.

                  SECTION 2.11. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Loan made by such Lenders or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lenders by the jurisdiction in which such Lenders has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lenders or the London interbank market any other condition affecting this Agreement or Loans made by such Lenders, and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lenders hereunder (whether of principal, interest or otherwise) by, or impose a cost or expense on any Lender in, an amount deemed by such Lenders to be material, then the Borrower will pay to such Lenders, upon demand such additional amount or amounts as will compensate such Lenders for such additional costs incurred or reduction suffered.

                  (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lenders) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lenders's capital or on the capital of such Lenders's holding company, if any, as a consequence of this Agreement or the Loans or its Contingent Note Purchase Obligations to a level below that which such Lenders or such Lenders's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lenders's policies and the policies of such Lenders's holding company with respect to capital adequacy) by an amount deemed by such Lenders to be material, then from time to time the Borrower shall pay to such Lenders, such additional amount or amounts as will compensate such Lenders or such Lenders's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lenders or its holding company, as applicable, as specified in paragraph (a) or (b), together with supporting documentation or computations, above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lenders the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                  (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lenders's right to demand such compensation. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

                  SECTION 2.12. Indemnity. The Borrower shall indemnify each Lender (other than the Initial Lenders) against any loss or expense that such Lenders may sustain or incur as a consequence of (a) any event, other than a default by such Lenders in the performance of its obligations hereunder, which results in (i) such Lenders receiving or being deemed to receive any amount on account of the principal of any Loan prior to the end of the Interest Period in effect therefor or (ii) any Loan to be made by such Lenders not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lenders, of (i) its cost of obtaining funds for the Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lenders in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lenders is entitled to receive pursuant to this Section 2.12, together with supporting documentation or computations, shall be delivered to the Borrower and shall be conclusive absent manifest error.

                  SECTION 2.13. Pro Rata Treatment. Each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Fees and each continuation of any Borrowing shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their Commitments or outstanding Loans. Each Lender agrees that in computing such Lenders's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                  SECTION 2.14. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any Guarantor, or pursuant to a secured claim under Section 506 of Title 11 of the United States

Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lenders under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lenders, it shall be deemed simultaneously to have purchased from such other Lenders at face value, and shall promptly pay to such other Lenders the purchase price for, a participation in the Loans of such other Lenders, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate unpaid principal amount of the Loans and participations in Loans held by all the Lenders; provided, however, that (i) if any such participations are purchased pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such participations shall be rescinded to the extent of such recovery and the purchase price restored without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any of the Subsidiaries or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lenders by reason of such participation as fully as if such Lenders had made a Loan directly to the Borrower in the amount of such participation.

                  SECTION 2.15. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment (other than payments pursuant to Sections 2.11, 2.12, 2.16 and 7.05, which shall be made directly to the persons entitled thereto) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, New York 10010, or as otherwise directed.

                  (b) The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, however, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lenders, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lenders, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall, after having received from the Borrower notice of the availability of such exemptions from or reductions of withholding tax, as well as all such appropriate documentation prescribed by applicable law, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                                   ARTICLE III

                         Representations and Warranties

         The Borrower represents and warrants as of the Closing Date to the Administrative Agent and each of the Lenders that:

                  SECTION 3.01. Organization; Powers. The Borrower and each of the Subsidiaries has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

                  SECTION 3.02. Authorization. The execution, delivery and performance by the Borrower and each of the Subsidiaries of this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party (including the Exchange Notes and the related indenture and registration rights agreement), and the Borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any of the Subsidiaries, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is or may be bound, including, without limitation, all covenants set forth in the Existing Credit Agreement, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any of the Subsidiaries other than Liens securing obligations under the Existing Credit Agreement.

                  SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and each Guarantor and constitutes, and each document contemplated hereby (including the Exchange Notes and the related indenture and registration rights agreement) when executed and delivered by the Borrower or any Subsidiary party thereto will constitute, a legal, valid and binding obligation of the Borrower or such Subsidiary enforceable against the Borrower or such Subsidiary in accordance with its terms.

                  SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for such as have been made or obtained and are in full force and effect.

                  SECTION 3.05. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

                  SECTION 3.06. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

                  SECTION 3.07. Representations in Existing Credit Agreement. The representations and warranties set forth in the Existing Credit Agreement are true and correct on and as of the date hereof and will be true and correct on and as of the date of each Borrowing hereunder with the same effect as if made on and as of the date hereof (but with all references therein to December 31, 1997, and September 30, 1998, being deemed references to December 31, 1999, and March 31, 2000, respectively).

                  SECTION 3.08. Subsidiary Guarantors. The Subsidiaries of the Borrower listed on the signature pages hereto as Guarantors constitute all of the Domestic Subsidiaries of the Borrower which are also Restricted Subsidiaries (as such term is defined in the Existing Indenture).

                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Closing. The obligations of the Lenders to make Loans as part of each Borrowing hereunder are subject to the satisfaction of the following conditions:

                  (a) The representations and warranties set forth in Article III shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (b) The Borrower shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and at the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

                  (c) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of Kyle Macione, Esq., Executive Vice President and Corporate Counsel of the Borrower, covering such matters as the Administrative Agent shall have reasonably requested.

                  (d) Not later than 10 Business Days after the date hereof, the Administrative Agent shall have received such evidence as it shall reasonably have requested as to the corporate power and authority of the Borrower and each Guarantor to enter into the transactions contemplated hereby.

                  (e) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (a) and (b).

                  (f) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (g) At the time of and immediately after each Borrowing hereunder, the Consolidated Coverage Ratio (as such term is defined in the Existing Indenture) of the Borrower shall be greater than 2.0 to 1.0 after giving effect to such Borrowing.

                                    ARTICLE V

                           Incorporation by Reference

                  The provisions of the following Sections or Articles, as the case may be, of the Existing Indenture are incorporated herein by reference in their entirety with the same effect as if set forth in full herein (with the defined terms used therein, including defined terms used in other defined terms, having the meanings assigned to them in the Existing Indenture except as expressly set forth below):

         Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
         Article 5, Sections 6.01, 6.02 and 6.03, Article 10, Article 11, and
         Article 12 (except that references in such Sections and Articles or in the definitions employed therein to the Trustee or the Paying Agent shall be deemed references to the Administrative Agent; references to Holders or Securityholders shall be deemed references to Lenders; references to Securities and the issuance or repurchase thereof shall be deemed to be references to Loans and the borrowing or repayment thereof, respectively; references to the Credit Agreement shall be deemed references to the Existing Credit Agreement; references to Defaults and Events of Default shall be deemed references to Defaults and Events of Default hereunder; references to the Company shall be deemed references to the Borrower; references to the Indenture shall be deemed references to this Agreement; and references to the Obligations shall be deemed references to the Obligations as such term is defined in this Agreement).

It is agreed that the purpose of the foregoing incorporation is to afford the Lenders, with respect to their Loans, substantially the protections afforded by the incorporated provisions to the holders of the Existing Notes with respect to such Existing Notes, and the provisions set forth or incorporated by reference in this Article IV shall be construed accordingly.

                                   ARTICLE VI

                            The Administrative Agent

         In order to expedite the transactions contemplated by this Agreement, Credit Suisse First Boston is hereby appointed to act as Administrative Agent on behalf of the Lenders (for purposes of this Article VI, the Administrative Agent is referred to as the "Agent"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agent to take such actions on behalf of such Lenders or assignee and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default incorporated by reference into this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and
(c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any Guarantor pursuant to this Agreement as received by the Administrative Agent.

         Neither the Agent nor any of its respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Guarantor of any of the terms, conditions, covenants or agreements contained herein. The Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other instruments or agreements. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent nor any of its respective directors, officers, employees or agents shall have any responsibility to the Borrower or any Guarantor on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any Guarantor of any of their respective obligations hereunder or in connection herewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.



         Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 7.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         With respect to the Loans made by it hereunder, the Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lenders and may exercise the same as though it were not an Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of the Subsidiaries or other Affiliate thereof as if it were not an Agent.

         Each Lender agrees (a) to reimburse the Agent, on demand, in the amount of its pro rata share (based on the ratio of the aggregate principal amount of the outstanding Loans held by such Lender to the aggregate principal amount of Loans then outstanding hereunder) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent the same shall not have been reimbursed by the Borrower or any Guarantor; provided, however, that no Lenders shall be liable to the Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lenders and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lenders and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE VII

                                  Miscellaneous

         SECTION 7.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 501 Fifth Street, Bristol, TN 37620, Attention of John Gregory (Telecopy No. (423) 989-8006), with a copy to Kyle P. Macione at the above address (Telecopy No. (423) 274-8677);

                  (b) if to the Administrative Agent, to Credit Suisse First Boston, Eleven Madison Avenue, New York, NY 10010, Attention of Jessica Totaram (Telecopy No. (212) 325-8304), with a copy to Robert Finney at the above address (Telecopy No. (212) 325-8319); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth below its signature herein or in the Assignment and Acceptance pursuant to which such Lenders shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 7.01.

         SECTION 7.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.12 and 7.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Administrative Agent or any Lender.

         SECTION 7.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent (in its capacity thereas and as a Contingent Lender), and each Lender, and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 7.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to another Lender or an Affiliate or Related Fund of the assigning Lender or another Lender, (x) the Borrower, unless an Event of Default shall have occurred and be continuing, must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of outstanding Loans of the assigning Lenders subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 in the aggregate (or, if less, the entire remaining amount of such Lender's outstanding Loans) and (ii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax form as required by the Internal Revenue Service. Upon acceptance and recording pursuant to paragraph (e) of this
Section 7.04, and payment from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and
(B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.16 and 7.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lenders thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lenders warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lenders makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any of the Subsidiaries or the performance or observance by the Borrower or any of the Subsidiaries of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lenders or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register and any Assignments and Acceptances delivered to the Administrative Agent pursuant to this Section 7.04(d) shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lenders and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder) and any tax form required by the Internal Revenue Service, a processing and recordation fee of $3,500 and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

         (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided, however, that
(i) such Lenders's obligations under this Agreement shall remain unchanged, (ii) such Lenders shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.11, 2.12 and 2.16 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lenders in connection with such Lenders's rights and obligations under this Agreement, and such Lenders shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, or releasing all or substantially all the Guarantors).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 7.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lenders by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 7.16 and, in the case of any assignee, the Administrative Agent shall provide the Borrower with an execution copy of such agreement.

         (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lenders a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lenders hereunder.

         (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

         SECTION 7.05. Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement, the Exchange Notes or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Agents or any Lender (other than the Initial Lenders) in connection with the enforcement or protection of its rights in connection with this Agreement or the Exchange Notes or in connection with the Loans made or the Notes issued hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agents and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Agent or any Lender (other than the Initial Lenders).

         (b) The Borrower agrees to indemnify the Agent, each Lender, each Affiliate of any of the foregoing persons and each of their respective directors, trustees, officers, employees, agents and controlling persons (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release (as defined in the Existing Credit Agreement) or threatened Release of Hazardous Materials (as defined in the Existing Credit Agreement) on any property presently or formerly owned, leased or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim (as defined in the Existing Credit Agreement) related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) The provisions of this Section 7.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment or exchange of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of an Agent or any Lender. All amounts due under this Section 7.05 shall be payable on written demand therefor.

         SECTION 7.06. Right of Setoff; Waiver by Borrower. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or its Affiliates) to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether or not such Lenders shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 7.06 are in addition to other rights and remedies (including other rights of setoff) which such Lenders may have.

         SECTION 7.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Borrower, the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Borrower, the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 7.08(b). The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrower hereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly (i) forgive any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate, or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this
Section 7.08(b) or consent to the assignment or transfer by the Borrower of its rights and obligations hereunder (except as permitted pursuant to Section 7.03(i)), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of
Article VI without the written consent of the Administrative Agent, or (iv) release all or substantially all the Guarantors under the Guarantee, in each case without the written consent of all Lenders, or (v) change the requirement that the Loans be exchanged for Exchange Notes on the Bridge Termination Date or amend the terms of the Exchange Notes in any manner that requires (or would, if the Exchange Notes were outstanding, require) the approval of all holders of Exchange Notes, in each case without the consent of each Lender directly affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         SECTION 7.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lenders holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 7.09 shall be cumulated and the interest and Charges payable to such Lenders in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lenders.

         SECTION 7.10. Entire Agreement. This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 7.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11.

         SECTION 7.12. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
7.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 7.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 7.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

         (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 7.16. Confidentiality. The Administrative Agent and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to any direct or indirect counterparty in swap agreements or such contractual counterparty's professional advisors (so long as such contractual counterparty or professional advisors to such contractual counterparty agree to be bound by the provisions of this Section 7.16), (c) to the extent requested by any regulatory authority, including the National Association of Insurance Commissioners or any successor entity thereto, (d) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (e) in connection with any suit, action or proceeding (i) relating to the enforcement of its rights hereunder or (ii) for purposes of establishing a "due diligence" defense or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 7.16 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; provided, however, that the Administrative Agent or any Lender, as the case may be, shall provide the Borrower, to the extent practicable, with advance notice of any disclosure of information referred to in clauses (c), (d) and (e) above. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and that are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 7.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     KING PHARMACEUTICALS, INC.,


                                     by    /s/ Brian G. Shrader
                                        ----------------------------------------
                                     Name:     Brian G. Shrader
                                     Title:    Chief Financial Officer
                                     Address:  King Pharmaceuticals, Inc.
                                               501 Fifth Street
                                               Bristol, TN 37620
                                     Telecopy: (428) 989-8739


                                     CREDIT SUISSE FIRST BOSTON, individually and as Administrative Agent,


                                     by    /s/ Robert N. Finney
                                       -----------------------------------------
                                     Name:     Robert N. Finney
                                     Title:    Managing Director
                                     Address:  Credit Suisse First Boston
                                               Eleven Madison Avenue
                                               New York, NY 10010
                                     Telecopy: (212) 325-8319


                                     by    /s/ Vitaly G. Butenko
                                        ----------------------------------------
                                     Name:     Vitaly G. Butenko
                                     Title:    Asst. Vice President
                                     Address:  Credit Suisse First Boston
                                               Eleven Madison Avenue
                                               New York, NY 10010
                                     Telecopy: (212) 325-8319

                                     SUBSIDIARY GUARANTORS:

                                     KING PHARMACEUTICALS OF NEVADA, INC.,


                                     by
                                       -----------------------------------------
                                     Name:
                                     Title:
                                     Address:
                                     Telecopy:



                                     MONARCH PHARMACEUTICALS, INC.,


                                     by
                                        ----------------------------------------
                                     Name:
                                     Title:
                                     Address:
                                     Telecopy:


                                     PARKEDALE PHARMACEUTICALS, INC.,


                                     by
                                        ----------------------------------------
                                     Name:
                                     Title:
                                     Address:
                                     Telecopy:


                                     MEDCO RESEARCH, INC..,


                                     by
                                       -----------------------------------------
                                     Name:
                                     Title:
                                     Address:
                                     Telecopy: